UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 4, 2005

NEIGHBORCARE, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-33217	06-1132947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Pratt Street, Third Floor Baltimore, MD		21202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (410) 528-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

On May 4, 2005, NeighborCare, Inc. reported its results for the three and six months ended March 31, 2005. The earnings release is attached hereto as Exhibit 99.1.

The earnings release includes net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted, EBITDA, adjusted EBITDA and income from continuing operations as adjusted which are non-GAAP financial measures. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, NeighborCare has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Management believes that the presentation of net revenues as adjusted, cost of revenues as adjusted and gross profit as adjusted, EBITDA, adjusted EBITDA and income from continuing operations as adjusted provides useful information to investors regarding our results of operations because such measures are useful for trending, analyzing and benchmarking the performance and value of our business. We use these non-GAAP financial measures primarily as performance measures. We use net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted and income from continuing operations as adjusted for comparability purposes to assess our revenues from GHC against those of our external customers.  We use EBITDA and adjusted EBITDA as measures to assess the relative performance of our operating businesses, as well as the employees responsible for operating such businesses. EBITDA and adjusted EBITDA are useful in this regard because they do not include such costs as interest expense, income taxes and depreciation and amortization expense, which may vary from business unit to business unit depending upon such factors as the method used to finance the original purchase of the business unit or the tax law in the state in which a business unit operates. By excluding such factors when measuring financial performance, many of which are outside of the control of the employees responsible for operating our business units, management is better able to evaluate operating performance of the business unit and the employees responsible for business unit performance. Consequently, management uses EBITDA and adjusted EBITDA to determine the extent to which our employees have met financial performance goals, and therefore may or may not be eligible for incentive compensation awards.

We also use net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted, EBITDA and adjusted EBITDA in our annual budgeting process. We believe net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted, EBITDA, adjusted EBITDA and income from continuing operations as adjusted facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Although we use these non-GAAP financial measures to assess the performance of our business, the use of these measures is limited because they do not consider certain material costs necessary to operate our business. These costs include the cost to service our debt, the non-cash depreciation and amortization associated with our long-lived assets, the cost of our federal and state tax obligations, our share of the earnings or losses of our less than 100% owned operations and the operating results of our discontinued businesses. Because these non-GAAP financial measures do not consider these important elements of our cost structure, a user of our financial information who relies on them as the only measures of our performance could draw an incomplete or misleading conclusion regarding our financial performance. Consequently, a user of our financial information should consider net income an important measure of our financial performance because it provides the most complete measure of our performance. Net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted, EBITDA, adjusted EBITDA and income from continuing operations as adjusted should be considered in addition to, not as a substitute for, or superior to, GAAP financial measures.

We define EBITDA as earnings from continuing operations before equity in net income (loss) of unconsolidated affiliates, minority interests, interest, taxes, depreciation and amortization. Other companies may define EBITDA differently and, as a result, our measure of EBITDA may not be directly comparable to EBITDA of other companies. EBITDA does not represent net income (loss) as defined by GAAP.

The non-GAAP financial measures of net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted and income from continuing operations as adjusted presented in the earnings release include an unusual charge totaling $1.4 million that is excluded from our statements of operations for the three and six months ended March 31, 2005.  These charges predominately relate to state Medicaid audits related to prior periods that were recorded in the periods ending March 31, 2005.

The non-GAAP financial measures of net revenues as adjusted, cost of revenues as adjusted, gross profit as adjusted and income from continuing operations as adjusted presented in the earnings release include revenues and related costs from GHC facilities that are excluded from our statements of operations for the six months ended March 31, 2004.  For periods prior to the spin-off, these amounts were considered intersegment revenues and related costs and were therefore eliminated in consolidation.  The amounts of the revenue from GHC facilities that are included in net revenues as adjusted are $13.0 million for the six months ended March 31, 2004.

The amounts of the cost of revenues from GHC facilities that are included in cost of revenues as adjusted are $10.3 million for the six months ended March 31, 2004.  The amounts of the gross profit related to the revenues from GHC facilities that are included in gross profit as adjusted are $2.7 million for the three months ended March 31, 2004.

The non-GAAP financial measures of EBITDA, adjusted EBITDA and income from continuing operations as adjusted presented in the earnings release exclude amounts related to one-time transactional events and settlements.  Specifically, for the three months ended March 31, 2005, we excluded from all “as adjusted” calculations the charges of approximately $(0.06) million and $0.8 million, respectively, associated with pharmacy consolidations and defense against the unsolicited tender offer to purchase all of our outstanding common stock.  For the three months ended December 31, 2004, we excluded from all “as adjusted” calculations the charges of approximately $0.5 million and $0.8 million, respectively, associated with pharmacy consolidations and defense against the unsolicited tender offer to purchase all of our outstanding common stock.  For the six months ended March 31, 2005, we excluded from all “as adjusted” calculations the charges of approximately $0.5 million and $1.6 million, respectively, associated with pharmacy consolidations and defense against the unsolicited tender offer to purchase all of our outstanding common stock.  For the three and six months ended March 31, 2004, we excluded from all “as adjusted” calculations the charges associated with the spin-off of GHC of approximately $2.0 million and $40.7 million, respectively.

The non-GAAP measures are presented because management uses this information in evaluating its ongoing operations. Management believes that this information provides investors a valuable insight into its operating results. Management also believes that excluding such gains and expenses provide better comparability to prior period results.

Item 9.01               Exhibits

(a) Financial statements of businesses acquired.

Not Applicable

(b) Pro-forma financial information.

Not Applicable

(c) Exhibits.

The following exhibit is furnished with this report on Form 8-K:

99.1         Press release issued by NeighborCare, Inc. on May 4, 2005 – NeighborCare Reports Second Quarter Fiscal 2005 Year End Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIGHBORCARE, INC.

Date: May 4, 2005	By:	/s/ Richard W. Hunt
Richard W. Hunt
Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by NeighborCare, Inc. on May 4, 2005 – NeighborCare Reports Second Quarter Fiscal 2005 Year End Results